SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                    THE SECURITIES EXCHANGE ACT OF 1934




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Filed by a Party other than the Registrant   |_|

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     |_|   Preliminary Proxy Statement      |_|  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
     |X|   Definitive Proxy Statement
     |_|   Definitive Additional Materials
     |_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       OFFICIAL PAYMENTS CORPORATION
---------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                    N/A
---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     |X|   No fee required.
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           and 0-11.
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           (2) Aggregate number of securities to which transaction applies:
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           the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:_______________________________________

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           (4)  Date Filed: __________________________________________________

                      As filed with the Commission on August 15, 2000




                           Three Landmark Square
                      Stamford, Connecticut 06901-2501

                       ------------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             SEPTEMBER 19, 2000
                       ------------------------------


To The Stockholders:

      The Annual Meeting of Stockholders of Official Payments Corporation, a Delaware corporation (the "Corporation"), will be held on Tuesday, September 19, 2000 at 10:00 a.m., local time, at the Landmark Club, One Landmark Square, 22nd Floor, Stamford, Connecticut 06901 for the following purposes:

      1. To elect nine members of the Board of Directors, each to serve until the 2001 Annual Meeting of Stockholders or until a successor is elected and qualified;

      2. To approve an amendment to the Corporation's 1999 Stock Incentive Plan, as amended, increasing the aggregate number of shares of the Corporation's common stock, par value $.01 per share, available for issuance pursuant to the exercise of stock options granted under such plan from 6,900,000 (6,000,000 shares for employees and consultants and 900,000 shares for directors, respectively) to 7,650,000 (6,750,000 shares for employees and consultants and 900,000 shares for directors);

      3. To ratify the selection of the firm of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000; and

      4. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only stockholders of record at the close of business on August 11, 2000 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

                                  By Order of the Board of Directors,

                                  Mitchell H. Gordon
                                  Vice President, General Counsel and Secretary


August 15, 2000



                       OFFICIAL PAYMENTS CORPORATION
                           Three Landmark Square
                     Stamford, Connecticut 06901-2501


                              PROXY STATEMENT
                              August 15, 2000


      This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about August 15, 2000. They are furnished in connection with the solicitation by the Board of Directors of Official Payments Corporation (the "Company") of proxies from the holders of the Company's common stock, par value $.01 per share ("Common Stock"), for use at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice (the "Annual Meeting").

Purpose of the Meeting

      At the Annual Meeting, stockholders will act upon the election of nine directors, approval of an amendment to the Company's 1999 Stock Incentive Plan (the "1999 Plan") to increase the number of shares of Common Stock available for issuance pursuant to the exercise of stock options thereunder by 750,000 shares, and ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

Record Date and Voting Securities

      Only holders of record of Common Stock at the close of business on August 11, 2000 (the "Record Date") will receive notice of, and be entitled to vote at, the Annual Meeting. At the close of business on the Record Date, 21,483,270 shares of Common Stock were outstanding and entitled to vote. The Common Stock is the only class of outstanding voting securities of the Company.

Quorum and Voting

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally as of the Record Date is necessary to constitute a quorum to transact business. Abstentions and broker non-votes, if any, will be counted for purposes of determining the presence of a quorum. In deciding all matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock then registered in such holder's name.

      Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote thereon at the Annual Meeting, who are present in person or represented by proxy. Votes may be cast in favor of or withheld with respect to any or all of the director nominees. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors.

      Approval of the amendment to the 1999 Plan, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon at the Annual Meeting, who are present in person or represented by proxy. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on Proposal No. 2.

      Ratification of the selection of KPMG LLP as the Company's independent auditors for fiscal year 2000, as specified in Proposal No. 3, requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon at the Annual Meeting, who are present in person or represented by proxy. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on Proposal No. 3.

Expenses of Proxy Solicitation

      The Company is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished to the Company's stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, if asked, the Company will reimburse such persons for their reasonable expenses in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram, telecopy, Internet and personal solicitation by directors, officers or other regular employees of the Company. The Company has retained Innisfree M&A Incorporated to assist it in the solicitation of proxies for approximately $6,000, plus out-of-pocket expenses.

Voting Procedures

      Stockholders of record should sign, date and return the proxy card in the enclosed pre-paid envelope. By so casting a vote in such manner, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. If you want to vote in person at the Annual Meeting and you hold Common Stock in "street name," you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

      If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified therein. If the proxy does not specify how the shares represented thereby are to be voted, the shares represented by the proxy will be voted: (i) "FOR" the election of the director nominees proposed by the Board of Directors, (ii) "FOR" the approval of the amendment to the 1999 Plan, and (iii) "FOR" the ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

      You may revoke your proxy by doing any of the following:

      - File a written notice of revocation with the Secretary of the Company, dated later than the proxy but before the vote is taken at the Annual Meeting;

      - Execute a later dated proxy before the vote is taken at the Annual Meeting; or

      - Vote in person at the Annual Meeting (your attendance at the Annual Meeting, in and of itself, will not revoke the earlier proxy).

      Any written notice of revocation, or later dated proxy, should be delivered to:

            Official Payments Corporation
            Three Landmark Square
            Stamford, CT 06901-2501
            Attention: Mitchell H. Gordon, Secretary

      If you have any questions or need assistance in voting your shares, please call:

            INNISFREE M&A INCORPORATED
            Toll Free: 1-888-750-5834



                               PROPOSAL NO. 1
                           ELECTION OF DIRECTORS

General

      Nine directors are to be elected at the Annual Meeting, each to serve until the 2001 Annual Meeting of Stockholders or until a successor is elected and qualified. Each of the nominees of the Company has consented to serve as a director if elected at the Annual Meeting and, to the best knowledge of the Company as of the date of this Proxy Statement, is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve. All of the nominees, other than Norman P. Creighton, are currently serving as a director of the Company. Brian W. Nocco, a current director and former Chief Financial Officer of the Company, is not a nominee of the Board of Directors for election as a director at the Annual Meeting.

      Set forth below is the name, age and principal occupation of each person nominated as a director by the Board of Directors, as well as such individuals' positions with the Company and business experience during at least the last five years and the year each was first elected or appointed a director.

      ANDREW COHAN. Mr. Cohan has served as a director of the Company since November 1999. Since July 2000, Mr. Cohan has served as Senior Vice President, Licensing, Marketing and Merchandising for Hyper Entertainment Inc., an entertainment licensing and marketing company. From September 1999 to July 2000, Mr. Cohan was Chairman and Chief Executive Officer of Artist Marketing Corp., a marketing company for artists and entertainment/celebrity figures. From August 1997 to September 1999, Mr. Cohan was Senior Vice President, Worldwide Entertainment, Licensing and Marketing for Sony Signature, an entertainment licensing and marketing company. From January 1996 to July 1997, Mr. Cohan was Senior Vice President, Chief Merchandising Officer for Beverages and More, a start-up beverages retailer. Before that, Mr. Cohan was Vice President, Merchandising for Emerson Radio Corporation from February 1994. Age: 45.

      CHRISTOS M. COTSAKOS. Mr. Cotsakos has served as a director of the Company since November 1999. Mr. Cotsakos is the Chairman of the Board of Directors and Chief Executive Officer of E*TRADE Group, Inc., an on-line financial services company. Prior to joining E*TRADE, he served as President, Co-Chief Executive Officer, Chief Operating Officer and a director of A.C. Nielsen, Inc. from March 1995 to January 1996, as President and Chief Executive Officer of Nielsen International from September 1993 to March 1995, and as President and Chief Operating Officer of Nielsen Europe, Middle East and Africa from March 1992 to September 1993. Mr. Cotsakos joined Nielsen after 19 years with the Federal Express Corporation, where he held a number of senior executive positions. Mr. Cotsakos serves as a director of Fox Entertainment Group, Inc., Webvan Group, Inc., PlanetRX.com, Inc., Digital Island, Inc. and Critical Path, Inc., as well as several technology companies in the private sector. Age:
52.

      NORMAN P. CREIGHTON. Mr. Creighton is a nominee to be a director of the Company. He has worked for Imperial Bank, the Company' majority stockholder, since 1975. He has served as Vice Chairman and Chief Executive Officer of Imperial Bank since 1997, having been President and Chief Executive Officer from 1984 through 1996. Mr. Creighton has been a director of Imperial Bank and Imperial Bancorp, a bank holding company, since 1984. Mr. Creighton has worked in banking for the past 42 years, having also held positions at Great Western Bank and Trust and the Arizona Bank. Age: 65.

      THOMAS R. EVANS. Mr. Evans has served as Chairman of the Board and Chief Executive Officer of the Company since August 1999. From April 1998 to May 1999, Mr. Evans was the President and Chief Executive Officer of GeoCities, Inc., which was acquired by Yahoo! Inc. in May 1999. From 1991 to April 1998, Mr. Evans served as President and Publisher of U.S. News & World Report, a magazine that reports on domestic and international current events. From January 1997 to April 1998, Mr. Evans also served as President and Publisher of The Atlantic Monthly, a magazine that features articles on art, literature, politics and technology. In addition, from May 1995 to April 1998, Mr. Evans served as President and Publisher of Fast Company, a magazine that showcases business people and ideas. Mr. Evans is also a director of iTurf, Inc. Age: 45.

      GEORGE L. GRAZIADIO, JR. Mr. Graziadio has served as a director of the Company since November 1999. Mr. Graziadio has been the Chairman of the Board, President and Chief Executive Officer of Imperial Bancorp, a bank holding company, since 1969. Mr Graziadio is engaged as an owner or partner in many other business activities, primarily in the real estate industry. He also serves on the board of directors of various subsidiaries of Imperial Bancorp, including the board of directors of Imperial Bank, the Company's majority stockholder. Mr. Graziadio is the uncle of Lee E. Mikles, another director. Age: 81.

      VERNON R. LOUCKS JR. Mr. Loucks has served as a director of the Company since November 1999. Mr. Loucks is the Chairman of InLight, Inc., a provider of technology solutions that improve the efficiency and outcomes of medical care. During 1998 and 1999, Mr. Loucks was Chairman of the Board of Directors of Baxter International Inc., a developer, distributor and manufacturer of health care products and services, and previously served as Baxter's Chief Executive Officer from 1980 through 1998. Mr. Loucks also serves as a director of Affymetrix, Inc., Anheuser-Busch Companies, Inc., Emerson Electric Company and The Quaker Oats Company. Age: 65.

      LEE E. MIKLES. Mr. Mikles has served as a director of the Company since November 1999. Mr. Mikles is the Chairman of Mikles/Miller Management Inc., an investment advisor, and Chairman of Mikles/Miller Securities, LLC, a registered broker/dealer. He has been a director of Imperial Bancorp since 1996 and its wholly-owned subsidiary, Imperial Bank, since 1993. Mr. Mikles also serves on the board of directors of Coastcast Corp., Boss Holdings, Inc., Center Span Communications Corp. and The National Education Loan Network, Inc. ("NelNet"). Mr. Mikles is the nephew of George L. Graziadio, Jr., another director. Age: 44.

      BRUCE S. NELSON. Mr. Nelson has served as a Director of the Company since November 1999. Mr. Nelson is currently serving as a marketing and advertising consultant to the Company (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") and most recently was Vice Chairman of Young & Rubicam Inc. Prior to that position, he worked at McCann-Erickson Worldwide for 19 years in various positions, including as Director of Worldwide Accounts, Director of Strategy for Worldwide Accounts and Creative Director for Worldwide Accounts. Mr. Nelson is also a director of iTurf, Inc. and PCSupport.com. Age: 48.

      KENNETH STERN. Mr. Stern, the Company's founder, has served as President and a Director since 1986, and is responsible for the Company's operations, product designs and sales support. From 1984 to 1986, Mr. Stern held a senior management position in software development at Integral Systems. From 1976 to 1984, Mr. Stern was Vice President of Systems Development at Tessereact Corporation. Age: 52.

Certain Information Concerning the Board of Directors

      Board of Directors and Committees of the Board. The Board of Directors held no meetings during 1999. At its first regular meeting in January 2000, the Board established an Audit Committee and a Compensation Committee. The Company has no nominating or similar committee; the full Board of Directors performs that function.

      The current members of the Audit Committee, which held no meetings in 1999, are Mr. Cotsakos and Mr. Mikles. The Audit Committee meets from time to time with the Company's independent auditors and has general responsibility for reviewing the accounting and auditing affairs of the Company.

      The current members of the Compensation Committee, which held no meetings in 1999, are Messrs. Cohan, Graziadio and Loucks. The Compensation Committee has general responsibility for management and other employee compensation, including incentive compensation and stock option plans.

      Compensation of Directors. Directors who are not employees of the Company receive an annual retainer of $20,000. Directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors. In addition, each non-employee director, except for Andrew Cohan and Bruce Nelson, received, upon consummation of the Company's initial public offering in November 1999, options to purchase 75,000 shares of the Common Stock at an exercise price per share equal to $15.00. Messrs. Cohan and Nelson received 93,750 and 95,000 options, respectively, to purchase the Common Stock at an exercise price per share equal to $15.00. Mr. Nelson also received options to purchase 15,000 shares of Common Stock at an exercise price per share equal to $1.33. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 THE ELECTION OF THE NOMINEES LISTED ABOVE.




                               PROPOSAL NO. 2
                        APPROVAL OF AMENDMENT TO THE
          OFFICIAL PAYMENTS CORPORATION 1999 STOCK INCENTIVE PLAN

Plan Overview

      The Official Payments Corporation 1999 Stock Incentive Plan (the "1999 Plan") provides for the grant of stock options to key employees, directors and consultants and other independent advisors of the Company. The Company believes that its ability to offer stock options is an important factor in attracting, retaining and rewarding employees and other service providers in a competitive marketplace.

      A stock option enables its recipient (an "optionee") to purchase a specified number of shares of Common Stock at a price determined at the time the stock option is granted. If the Company's stock price increases, the optionee may benefit by exercising the stock option to purchase shares of Common Stock at the fixed price and selling them at the higher market price. Stock options are often said to align the optionee's interests with those of the stockholders because they are intended to motivate optionees to act in ways that increase the value of the Common Stock. In addition, because stock options typically become exercisable in periodic installments over a number of years of continued service, they provide optionees with an incentive to continue to provide service to the Company.

      The 1999 Plan provides for the grant of incentive stock options and non-qualified stock options. An "incentive stock option" is a stock option that is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A "non-qualified stock option" is a stock option that does not qualify as an incentive stock option under Section 422 of the Code.

Proposed Amendment

      To ensure that the Company will continue to have a sufficient number of shares of Common Stock available for future stock option grants under the 1999 Plan, on June 2, 2000, the Board of Directors adopted an amendment to the 1999 Plan to increase the number of shares of Common Stock available for issuance to key employees under the 1999 Plan from 6,000,000 to 6,750,000, with the aggregate number of shares of Common Stock available for issuance under the 1999 Plan increasing from 6,900,000 to 7,650,000. The Company is seeking stockholder approval of this amendment, and the Board of Directors recommends that stockholders approve the amendment.

      As of August 11, 2000 and after taking into account commitments made by the Company under the employment agreement with its new Chief Financial Officer, Edward J. DiMaria, there were no shares of Common Stock available for future grants under the 1999 Plan, not including the shares subject to this proposal. The Board of Directors believes that this number will not be sufficient to meet the Company's anticipated needs.

Description of the 1999 Plan

      The following summary of the material features of the 1999 Plan does not purport to be complete and is qualified by the specific language of the 1999 Plan, a copy of which is available to any stockholder of the Company upon written request to the Secretary of the Company at the Company's principal executive offices.

      Shares Authorized. Stockholders of the Company have previously authorized the issuance of a maximum of 6,900,000 shares of Common Stock under the 1999 Plan (6,000,000 shares for employees and consultants and 900,000 shares for directors, respectively). If this proposal is approved by the stockholders of the Company, the maximum aggregate number of shares of Common Stock that could be issued under the 1999 Plan will be increased to 7,650,000 shares (6,750,000 shares for employees and consultants and 900,000 shares for directors, respectively), of which, as of August 1, 2000, 6,332,779 shares have been issued upon the exercise of or remain subject to previously granted options (5,829,029 shares for employees and consultants and 503,750 shares for directors, respectively). The 1999 Plan provides that a maximum of 3,000,000 shares may be issued pursuant to the exercise of incentive stock options.

      To enable the Company to deduct in full, for United States federal income tax purposes, the compensation recognized by certain executive officers in connection with stock options granted under the 1999 Plan, the 1999 Plan is intended to qualify such compensation as "performance-based compensation" within the meaning of Section 162(m) of the Code. To comply with Section 162(m), the 1999 Plan limits the number of shares for which stock options may be granted to any employee in any fiscal year. No employee may be granted options for more than 1,950,000 shares in any fiscal year.

      In the event of any merger, reorganization, stock split or other change in the Company's corporate structure affecting the shares of Common Stock, an appropriate adjustment will be made in the aggregate number of shares of Common Stock reserved for issuance under the 1999 Plan, the number of shares as to which stock options may be granted to any individual under the 1999 Plan in any calendar year and the number and type of shares subject to outstanding stock options (although no such adjustment may increase the aggregate value of any outstanding stock option). To the extent a stock option granted under the 1999 Plan terminates without the issuance of shares of Common Stock, the shares subject to such stock option shall again be available for grant pursuant to a stock option under the 1999 Plan.

      Plan Administration. The Board of Directors has delegated administration of the 1999 Plan to the Compensation Committee, although the Board of Directors has retained the authority to also administer the Plan. Subject to the 1999 Plan's provisions and except for grants of stock options to non-employee directors, the Compensation Committee determines the persons to whom stock options are granted and all of their terms. The Compensation Committee has delegated to the Company's Chief Executive Officer and Chief Operating Officer the authority to grant stock options for up to 250,000 shares to executive officers, 150,000 shares to any other eligible person, and 600,000 shares to all eligible persons in the aggregate (other than grants of stock options which have been approved or ratified by the Compensation Committee).

      Each of the Compensation Committee and the Board of Directors has the authority to interpret the 1999 Plan and their determinations are final and binding. The 1999 Plan provides for indemnification (to the extent permitted by law) of any director, officer or employee in respect of any action, determination or interpretation made under the 1999 Plan.

      Eligibility. Stock options may be granted to any officer, employee, director, consultant or other independent advisor of the Company. Stock options may be granted in connection with written offers of employment or other service relationships. While any eligible person may be granted a non-qualified stock option under the 1999 Plan, only employees of the Company may be granted incentive stock options.

      As of August 11, 2000, approximately 79 employees (including six executive officers) and seven non- employee directors were eligible for grants under the 1999 Plan. The Company regularly employs the services of consultants and independent advisors in the ordinary course of operating its business, and these persons are also eligible to be granted stock options under the 1999 Plan.

      The closing price of the Common Stock on the Nasdaq National Market on August 11, 2000, the most recent practicable date prior to the printing of this Proxy Statement, was $4.38.

      Terms of Stock Options. The terms of each stock option granted under the 1999 Plan are specified in a written agreement between the Company and the optionee. The exercise price of a stock option is determined at the time of grant, and it may be less than the fair market value of a share of Common Stock, although the per share exercise price of incentive stock options must be at least equal to the fair market value of a share of Common Stock on the date of grant.

      Optionees generally may pay the exercise price of their stock options as follows:

      (1) in cash by certified check, money order or bank draft;
      (2) by delivering shares of Common Stock that have been owned by the optionee for at least six months;
      (3) by engaging in a cashless exercise, which may be conducted directly through the Company or a broker; or
      (4) by any combination of the foregoing.

      Optionees must make adequate provision for any federal, state, local or other tax withholding required upon their exercise of stock options. Stock options become exercisable at such time or times and are subject to such conditions as the Compensation Committee may determine. However, the maximum term of a stock option granted under the 1999 Plan is 10 years. In the event an optionee's service with the Company is terminated for cause, his or her stock options (whether or not previously exercisable) will terminate and cease to be exercisable. If an optionee's service with the Company is terminated other than for cause, his or her options which are then exercisable generally will remain exercisable for a period of three months following termination of service. If an optionee dies or becomes disabled, his or her stock options generally will remain exercisable for a period of twelve months following termination of service. In any event, the stock option must be exercised before its expiration date.

      Stock options granted under the 1999 are generally nontransferable by the optionee other than by will or by the laws of descent and distribution.

      Change of Control. In the event of a merger of the Company (where the stockholders of the Company prior to the merger would not beneficially own at least 50% of the voting power of the merged company) or other "change of control" transaction as described in the 1999 Plan, all stock options granted under the 1999 Plan will become fully exercisable.

      Termination or Amendment. The Board of Directors may discontinue the 1999 Plan at any time and may amend it from time to time, provided that no amendment or discontinuation of the 1999 Plan may adversely affect any previously granted stock option without the optionee's written consent. Amendments do not require stockholder approval, except as may be required pursuant to the rules regarding incentive stock options, Section 162(m) of the Code, with respect to performance-based compensation or the rules and regulations of the Nasdaq National Market.

      Federal Income Tax Information. The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the 1999 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

      An optionee will not recognize any taxable income upon the grant of a non-qualified stock option. The Company will not be entitled to a tax deduction with respect to the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the excess of fair market value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of a non-qualified stock option will equal the sum of the compensation income recognized and the exercise price. The exercise of a non-qualified stock option by a non-employee director will result in self-employment income for which the director will be responsible for paying federal income taxes. In the event of a sale of Common Stock received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date will be taxed as capital gain or loss.

      An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the incentive stock option is not exercised on a timely basis (general, while the optionee is employed by the Company or within three months after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

      A sale or exchange by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive stock option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option and (ii) the amount realized on such disqualifying disposition, over (b) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

      If stock options are held until death, federal estate and inheritance taxes would be imposed on the fair market value of the stock options at the time of death. Certain individuals, however, may realize estate and gift tax savings by making lifetime grants of non-qualified options to permitted family members, trusts for their benefit, or other entities. Federal gift taxes would be imposed on the fair market value of the non-qualified options at the time of the completed gift, subject to applicable gift tax credits and exclusions. The Internal Revenue Service has taken the position that a gift of a stock option is not complete until the donee's right to exercise such option is no longer conditioned on the performance of services by the optionee. Generally, federal gift and estate tax savings may be realized if the value of the non-qualified options at the time of the completed gift is less than the value of the non-qualified options (or the proceeds from the disposition thereof) at such later time as the optionee might make a gift of the non-qualified options or, if no gift is made, at the time of the optionee's death.

      The fair market value of stock options for gift or estate tax purposes may be determined using any one of a number of standard valuation methods, such as the Black-Scholes or binomial models. Valuation models should consider, among other things, such factors as exercise price, the current value and volatility of the underlying stock, the expected dividends on the underlying stock, the risk-free rate over the stock option's term and the stock option's remaining life. In Revenue Procedure 98-34, 1998-17 IRB 1, the IRS sets forth a "safe harbor" method of valuation which, if followed, will be accepted by the IRS in valuing stock options for estate and gift tax purposes. This IRS model is relevant only where the underlying stock is publicly traded and imposes certain other restrictions, such as the disallowance of certain market discounts permitted by other valuation models.

      The optionee (or if the optionee is deceased, the optionee's estate), rather than the donee, will recognize ordinary income for federal income tax purposes upon the exercise of the transferred option, just as if there had been no transfer.

Amended Plan Benefits and Additional Information

      Future grants under the 1999 Plan will be made at the discretion of the Compensation Committee and the Board of Directors and, accordingly, are not yet determinable. In addition, benefits under the 1999 Plan will depend on a number of factors, including the fair market value of the Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving grants under the 1999 Plan.

      For information relating to the grants under the 1999 Plan to "named executive officers," see "Summary Compensation Table" and "Option Grants in Last Fiscal Year" in the "EXECUTIVE OFFICER COMPENSATION" section of this Proxy Statement.

      As of the date of this Proxy Statement, the number of stock options to be received under the 1999 Plan by each of the "named executive officers," the current executive officers as a group, the non-employee directors as a group, and all employees (including all current officers who are not executive officers) as a group, is not determinable because the 1999 Plan does not provide for any automatic grants of stock options and all future grants will be made at the discretion of the Board of Directors and the Compensation Committee.

      The number of shares of Common Stock subject to stock options granted to certain persons under the 1999 Plan since its inception are as follows:
Messrs. Evans, Stern, Nocco and Graziadio were granted options to purchase 1,370,328 shares, 219,252 shares, 411,098 shares and 75,000 shares, respectively; all current executive officers (including Mr. DiMaria) as a group were granted stock options to purchase an aggregate of 3,751,005 shares; all current directors who are not executive officers (including Mr. Nocco) as a group were granted options to purchase an aggregate of 914,848 shares; and all current employees, including all officers who are not executive officers, as a group were granted options to purchase an aggregate of 2,278,024 shares. Mr. DiMaria's employment agreement also provides for an additional grant of options to purchase 50,000 shares of Common Stock on the earlier to occur of (x) the first-year anniversary of the date on which his employment with the Company commences (provided that he is employed by the Company on such date) and (y) the date on which he satisfies certain performance objectives, as determined by the Compensation Committee. Since the inception of the 1999 Plan, no option has been granted to any associate of any current director, executive officer or director nominee, and no person other than those individuals listed above was granted five percent or more of the total amount of stock options granted under the 1999 Plan since its inception.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                APPROVAL OF THE AMENDMENT TO THE 1999 PLAN.




                               PROPOSAL NO. 3
                  RATIFICATION OF SELECTION OF KPMG LLC AS
                     THE COMPANY'S INDEPENDENT AUDITORS

      The Company has selected KPMG LLP as its independent auditors for the fiscal year ending December 31, 2000. The Company is submitting its selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the financial statements of the Company (and its predecessor business, U.S. Audiotex, LLC) since 1996. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

      The Company's Bylaws do not require that the stockholders ratify the selection of the independent auditors, but this item is being submitted to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
              THE RATIFICATION OF THE SELECTION OF KPMG LLP AS
                    THE COMPANY'S INDEPENDENT AUDITORS.




                             EXECUTIVE OFFICERS

      Set forth below is information regarding the current executive officers of the Company, who serve at the discretion of the Board of
Directors:


NAME                  AGE   POSITION(S)
----                  ---   -----------

Thomas R. Evans       46    Chairman, Chief Executive Officer and Director
Kenneth Stern         52    President and Director
Michael P. Presto     46    Chief Operating Officer
Edward J. DiMaria     34    Chief Financial Officer (beginning late August 2000)
Michael Barrett       37    Chief Internet and Sales Officer
Bruce J. Zanca        40    Senior Vice President,
                             Communications and Administration
Mitchell H. Gordon    34    Vice President, General Counsel and Secretary

      The biographical information for Mr. Evans and Mr. Stern is provided in the biographical information of the directors of the Company set forth in the section above discussing Proposal No. 1.

      Michael P. Presto has served as the Company's Chief Operating Officer since September 1999, and is responsible for technology, customer service and business operations of the Company. Mr. Presto was Senior Vice President, Circulation and Business Development at Curtis Circulation Company from April 1998 to September 1999, where he was responsible for worldwide circulation sales and marketing strategies. From January 1993 to April 1998, Mr. Presto was Vice President of Consumer Marketing and Senior Vice President of Consumer Marketing and Distribution for The New York Daily News during which time he also served as President of Data Comm Services Inc., an affiliate telemarketing/fulfillment customer service business. In addition, Mr. Presto has held executive management positions at U.S. News & World Report and Newsweek.

      Edward J. DiMaria has been hired as the Company's Chief Financial Officer, beginning his employment with the Company in late August 2000 (after the mailing of this Proxy Statement). Since August 1994 and until joining the Company, Mr. DiMaria was employed by Best Friends Pet Care, Inc., having served most recently as that company's Executive Vice President and Chief Financial Officer. Mr. DiMaria has also held finance and accounting positions with Business Express, Inc., Advanced Network & Services, Inc. and KPMG Peat Marwick.

      Michael Barrett has served as the Company's Chief Internet and Sales Officer since September 1999. Mr. Barrett is responsible for marketing, sales, business development and strategic partnerships with respect to the Company's Internet initiative. From May 1999 to September 1999, Mr. Barrett worked as an e-commerce consultant for Yahoo!, Inc., and from September 1997 to May 1999, Mr. Barrett was Senior Vice President of Sales and Strategic Partnerships at GeoCities, Inc. In addition, from November 1995 to September 1997, Mr. Barrett was Vice President of Advertising for Disney Online, and he served as Publisher of Family PC Magazine for Ziff Davis Publishing. Previously, he held sales management positions at Newsweek and Meredith Publishing.

      Bruce J. Zanca oversees the Company's corporate communications, public relations and investor relations efforts. He also manages the Company's business administration infrastructure. From September 1998 to June 1999 he was Vice President of Communications at GeoCities, Inc., where he was responsible for public affairs, media relations, government affairs and investor relations. From 1994 to 1998, Mr. Zanca was Vice President of Corporate Communications at the U.S. News & World Report Magazine Group. In the past, Mr. Zanca served as a White House press secretary under Marlin Fitzwater and a public relations advisor to President George Bush. He has held senior communications positions at the U.S. Justice Department and U.S. Commerce Department, and has served on the staff of the Vice President of the United States.

      Mitchell H. Gordon has served as the Company's General Counsel since February 2000, and is responsible for managing the Company's legal affairs, including supervising the Company's internal legal staff and outside legal counsel. From September 1995 to February 2000, Mr. Gordon was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, concentrating on mergers and acquisitions and general corporate law.

                      EXECUTIVE OFFICER COMPENSATION

      The following table sets forth the compensation awarded to, earned by or paid to the person serving as the Company's Chief Executive Officer on December 31, 1999, as well as the three other individuals who served as chief executive officer of the Company during 1999, for services rendered in all capacities to the Company during 1999 and 1998, as applicable. Except as set forth below, perquisites and other personal benefits, securities and property did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officers. No other executive officer of the Company received salary and bonus in 1999 which in the aggregate exceeded $100,000.


Summary Compensation Table

                         Annual Compensation        Long Term
                                                   Compensation
                  -------------------------------  -------------
                                                      Awards
                                                   -----------

                                                                                 Securities
                                                                                 Underlying
Name and                                                       Other Annual        Options         All Other
Principal Position               Year    Salary($)  Bonus($)  Compensation($)        (#)        Compensation($)(e)
-----------------                -----   ---------  --------  ----------------  -------------  ------------------

Thomas R. Evans                  1999     76,955    500,000            -         1,370,328            -
   Chairman and Chief            1998          -          -            -                 -            -
   Executive Officer

Kenneth Stern (a)                1999    198,046          -     32,058(d)          219,252          9,728
   President                     1998    144,000          -            -                 -            -

Brian W. Nocco (b)               1999     50,000          -            -           411,098          2,628
   Director and former Chief     1998          -          -            -                 -            -
   Executive Officer and
   Chief Financial Officer

George L. Graziadio, Jr. (c)     1999          -          -            -            75,000            -
   Director and former Chief     1998          -          -            -                 -            -
   Executive Officer


(a) Mr. Stern served as Chief Executive Officer of the Company for fiscal year 1998 and through April 15, 1999.
(b) Mr. Nocco served as Chief Executive Officer of the Company from July 15, 1999 to August 26, 1999 and as Chief Financial Officer of the Company from September 30, 1999 to April 21, 2000.
(c) Mr. Graziadio, Chairman of the Board, President and Chief Executive Officer of Imperial Bancorp, concurrently served as Chief Executive Officer of the Company from April 16, 1999 to July 15, 1999 and received no compensation from the Company for such service. The option award indicated in the table above was granted to Mr. Graziadio in consideration of his service as a non-employee director of the Company beginning after his service as Chief Executive Officer concluded. See "Certain Information Concerning the Board of Directors-Compensation of Directors" under the section of this Proxy Statement relating to Proposal No. 1.
(d)  This amount includes a $27,196 automobile allowance.
(e) "All Other Compensation" in 1999 represents the amount of contributions made by the Company to two employee benefit plans offered by the Company's parent to eligible Company employees: the Imperial Bank Employee Stock Ownership Plan and the Imperial Bank
     Profit Sharing Plan.



      The following table discloses information concerning individual grants of stock options made during the last completed fiscal year to the executive officers named in the Summary Compensation Table.


                     Option Grants in Last Fiscal Year


                                                                                                 Potential Realizable
                                   % of Total                                                Value At Assumed Annual Rates
                      Number of     Options                                                  of Stock Price Appreciation
NAME                  Securities   Granted To                                                        for Option Term
                      Underlying   Employees       Exercise      Market                        -----------------------
                       Options    Employees In      Price        Price       Expiration       0%         5%        10%
                      Granted(#)   Fiscal Year     ($/Share)   ($/Share)(a)    Date         ($)(B)    ($)(B)     ($)(B)
                      ----------   -----------   ------------  -----------   ---------    ---------------------------------

Thomas R. Evans        1,071,429       17.4%           1.33      $  9.52      8/26/09    $ 8,775,004  15,192,863  $ 25,039,296
                         254,031        4.1%           1.33      $ 12.13      9/30/09    $ 2,743,535   4,681,791  $  7,656,494
                          44,868        0.7%           1.33      $ 15.00     11/22/09    $   613,346   1,036,451  $  1,686,139

Kenneth Stern            171,429        2.8%           1.33      $  9.52      8/31/09    $ 1,404,004   2,430,863  $  4,006,296
                          40,644        0.7%           1.33      $ 12.13      9/30/09    $   438,955     749,069  $  1,225,010
                           7,179        0.1%           1.33      $ 15.00     11/22/09    $    98,137     165,835  $    269,787

Brian W. Nocco           397,638        6.5%           1.33      $ 12.13      6/21/01    $ 4,294,490    4,535,65  $  4,776,825
                          13,460        0.2%           1.33      $ 15.00      6/21/01    $   183,998     194,093  $   204,188

George L. Graziadio, Jr.  75,000        1.2%          15.00      $ 15.00     11/23/99            N/A     707,506  $  1,792,960
----------

(a)$9.52 and $12.13 represents the fair market value of the Common Stock on August 26, 1999 and September 30, 1999, respectively, as determined by the Company's independent investment banking firm. $15.00 represents the initial offering price of the Common Stock on November 23, 1999.

(b)These amounts represent hypothetical gains that could be achieved for the options if they are executed at the end of their respective terms. The assumed 5% and 10% rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. They do not represent the Company's estimate or projection of future prices of the Company's common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
Values

      The table set forth below discloses certain information concerning the number and value of unexercised options for the last completed fiscal year by the executive officers named in the Summary Compensation Table. None of the executive officers named in the Summary Compensation Table exercised options to purchase shares of the Company's common stock during the last completed fiscal year.


                  Aggregated Fiscal Year-end Option Values


                          Number of Securities        Value of Unexercised
                         Underlying Unexerciseds       In-the-money Options
                           Options At Fy-end(#)           At Fy-end($)(a)
                        ------------------------      ----------------------

                             Exercisable/                  Exercisable/
Name                        Unexercisable                 Unexercisable
----                        -------------                 -------------

Thomas R. Evans..........   1,370,328/0(b)               $69,434,520/0
Kenneth Stern............     219,252/0                  $11,109,499/0
Brian W. Nocco...........     411,098/0                  $20,840,470/0
George L. Graziadio, Jr..      75,000/0(b)                $2,775,000/0
----------
(a)The value of unexercised options was determined using the closing price of the Company's common stock on December 31, 1999 ($52.00).
(b)This amount represents non-qualified stock options granted under the Company's 1999 Incentive Stock Plan, which options are immediately exercisable but subject to a right of repurchase by the Company, which right lapses over a three-year period in accordance with the terms of such plan.



EMPLOYMENT AGREEMENTS

      Thomas R. Evans. The Company has entered into an employment agreement with Thomas R. Evans, the Company's Chairman and Chief Executive Officer. The employment agreement provides for an annual base salary of $200,000. In addition, under the terms of the agreement, Mr. Evans will receive a one-time bonus of $500,000, $250,000 of which has been paid to date, and $250,000 of which will be paid no later than the first anniversary of the commencement of his employment with the Company. Mr. Evans was also granted options to purchase 1,370,328 shares of the Company's common stock at $1.33 per share under the 1999 Stock Incentive Plan. Under the terms of the employment agreement, Imperial Bank has guaranteed that the "value" - as defined in the agreement - of Mr. Evans' vested options will be $10,000,000 on or before the third anniversary of the date of the agreement, or Imperial Bank will pay Mr. Evans an amount equal to the difference between $10,000,000 and the highest value of the vested options on or before the third anniversary. If Mr. Evans' employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," including a "change in control," as these terms are defined in the agreement, the Company will be required to pay him his base salary and benefits for one year, and all of his options will vest immediately. If Mr. Evans' employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. Evans' employment under the agreement may be terminated by the Company on 30 days' notice without cause, or immediately upon notice with cause, and may be terminated by Mr. Evans on 60 days' notice without good reason, or immediately for good reason.

      Kenneth Stern. The Company has entered into an employment agreement with Kenneth Stern, pursuant to which Mr. Stern has agreed to serve as President of the Company and a member of the Company's board of directors until August 23, 2006. The employment agreement provides for an annual base salary of $215,000 and a minimum annual bonus of $100,000. Mr. Stern has the right to take early retirement at any time after the third anniversary of the date of the agreement, upon which the Company would be required to pay him his base salary and bonus through August 23, 2006. If Mr. Stern's employment is terminated by the Company without "cause" or if he terminates his employment for "good reason," as these terms are defined in the agreement, the Company will be required to pay him his base salary and bonus through August 23, 2006, and provide benefits through December 31, 2002 or for one year from the date of termination, whichever is later. Additionally, Mr. Stern would be entitled to retain his position as a director through August 23, 2006, provided that he and Beranson Holdings, Inc. own or control an aggregate of 10% of the Company's outstanding common stock. If Mr. Stern's employment is terminated by the Company with cause, the Company will be required to pay him any compensation, benefits or reimbursements accrued through the date of termination. Mr. Stern's employment under the agreement may be terminated by the Company on 30 days' notice without cause, or immediately upon notice with cause, and may be terminated by Mr. Stern on 120 days' notice without good reason, or immediately for good reason.

      All of the employment agreements generally contain confidentiality provisions and covenants not to compete during the term of employment and for one year after termination of employment.


TERMINATION OF EMPLOYMENT

      Mr. Nocco's employment with the Company as Chief Financial Officer was terminated as of April 21, 2000. The Company and Mr. Nocco are currently discussing the benefits to which Mr. Nocco is entitled in connection with the termination of his employment with the Company. Under Mr. Nocco's employment agreement and prior to the termination of his employment, he received an annual base salary of $200,000, as well as reimbursement for relocation expenses, and was eligible for a minimum bonus of $100,000 in 2000. Mr. Nocco was also granted options to purchase 411,098 shares of the Common Stock at $1.33 under the 1999 Plan. In addition, the Company agreed to grant Mr. Nocco, in certain circumstances, options to purchase approximately 68,500 shares of Common Stock at an exercise price of $1.33 per share and approximately 68,500 shares of Common Stock at an exercise price of $15.00 per share. If the termination of Mr. Nocco's employment is deemed to be "without cause," the Company will be required to pay him his base salary and benefits for the one-year period from the date on which he received notice of his termination, and all of his existing granted options will be deemed to have vested immediately upon the date his employment was actually terminated. If the termination of Mr. Nocco's employment is deemed to be "with cause," the Company will be required to pay him only compensation, benefits and reimbursements accrued through the termination date.


                      COMPENSATION COMMITTEE REPORT ON
                           EXECUTIVE COMPENSATION

GENERAL

      The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the calendar period ended December 31, 1999. The Compensation Committee was established in January 2000 and currently consists of Andrew Cohan, George L. Graziadio, Jr. and Vernon Loucks Jr. In 1999, the Board of Directors established all compensation arrangements with the Company's executive officers. The information contained in this Report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended , or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates it by reference into such filing.

      The goals of the Company's compensation program are to align compensation with business objectives and performance and to enable it to attract, retain and reward executive officers and other key employees who contribute to the Company's long-term success and to motivate them to enhance long-term stockholder value. The Compensation Committee is particularly mindful of the extremely competitive environment for attracting senior level management in the technology sector, and the continuous and extraordinary efforts which have been made by other technology companies to lure away management and key personnel. To meet these goals, the Company has adopted a mix of the compensation elements of salary, bonus and stock incentive awards.

      The Company was founded by Mr. Stern in 1996 as a California limited liability company, U.S. Audiotex, LLC (the "LLC"). The Company was formed in August 1999 under the name "U.S. Audiotex Corporation," and in September 1999 the LLC merged with and into the Company. In October 1999, the Company changed its name to "Official Payments Corporation." Messrs. Evans, Presto, Barrett and Zanca joined the Company in September 1999, and in November 1999, the Company completed the initial public offering of the Common Stock. Mr. Gordon joined the Company in February 2000.

BASE SALARY

      The base salary of the Company's executive officers was individually negotiated at the time each officer joined the Company or assumed his current position. The Compensation Committee will review each executive officer's base salary annually, and when doing so, will consider individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee believes that the current executive salaries are comparable to the salaries in effect at companies that compete with the Company for executive talent.

BONUS

      The Company's bonus plans provide for bonuses to be awarded to executive officers and key employees based on the achievement of specific goals set by the Company, and the level of contribution made by these individuals. In calculating bonus awards, certain Company performance objectives will be considered, including operating, strategic and financial goals necessary for the achievement of the Company's short and long-term objectives. Certain executive officers have employment agreements providing for minimum bonus awards.

STOCK INCENTIVE AWARDS

      The purpose of the Company's stock incentive plans is to provide employees of the Company with the opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Compensation Committee makes periodic grants of stock options or restricted stock to eligible employees, generally upon commencement of employment, following a significant change in job responsibilities or in recognition of a significantly noteworthy accomplishment. Stock options usually vest over three years and expire ten years from the date of grant. The exercise price of options is normally 100% of fair market value of the underlying stock on the date of grant (other than stock options granted prior to completion of the Company's initial public offering). Shares of restricted stock granted in June 2000 to several of the Company's non-executive employees under the Company's 2000 Stock Incentive Plan (the "2000 Plan") will vest one year from the date of grant. The Company's executive officers are not eligible to receive grants of stock options or restricted stock under the 2000 Plan and only receive grants of stock options under the 1999 Plan. In awarding stock options and restricted stock, the Compensation Committee considers individual performance, overall contribution to the Company, the competitive climate for recruiting personnel and the total number of stock options and shares of restricted stock to be awarded.

CEO COMPENSATION

      Compensation in 1999 for Mr. Evans, the Company's Chairman and Chief Executive Officer, was established in his employment agreement with the Company (See "EXECUTIVE OFFICER COMPENSATION - Employment Agreements"). Mr. Evans' total compensation is heavily weighed toward equity incentives, consisting of the stock options granted to him in 1999 under the terms of his employment agreement. Mr. Evans' compensation was designed to align his interests with those of the Company's stockholders by tying the value of the awards and his eligibility for annual cash bonuses to the success of his efforts toward building the Company's management, business and infrastructure and promoting the operating and financial performance of the Company.

      Section 162(m) of the Code imposes limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. While the Company does not expect this limitation to affect the Company with respect to the 1999 tax year, the Compensation Committee intends to continue to evaluate the effects of the statute and any U.S. Treasury Department regulations and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company.

                                     Compensation Committee:
                                          Andrew Cohan
                                          George L. Graziadio, Jr.
                                          Vernon Loucks Jr.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee was established in January 2000 and consists solely of the following non- employee directors: Messrs. Cohan, Graziadio and Loucks. In 1999, the Board of Directors established all compensation arrangements with the Company's executive officers, and except with respect to their own respective compensation arrangements, Messrs. Evans, Stern and Nocco participated in such Board discussions. During the year ended December 31, 1999, none of the Company's executive officers served:

      o as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company's compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors);

      o as a director of another entity, one of whose executive officers served on the Company's compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors);

      o as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.


                          STOCK PERFORMANCE GRAPH

      The performance graph below compares the annual change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on November 23, 1999, the date the Company's stock began publicly trading, and ending on July 31, 2000 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of each of: (a) the Nasdaq Composite Index (Nasdaq); and (b) the Dow Jones Internet Index during such period, assuming a $100 investment on November 23, 1999. The Company's share price at the beginning of the measurement period was the closing price for the Common Stock on November 23, 1999, and not the price at which the Company's shares of Common Stock were initially offered for purchase in its public offering. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance.

      The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") nor shall such information be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                             [GRAPHIC OMITTED]


                          .                                  DOW JONES
    DATE     OFFICIAL PAYMENTS CORP   NASDAQ INDEX         INTERNET INDEX
  11/23/99         $100.00              $100.00               $100.00
  12/23/99          206.67               118.74                126.67
   1/23/00          194.44               126.70                134.79
   2/23/00          182.22               136.12                137.07
   3/23/00          175.56               147.80                142.86
   4/23/00           23.33               109.00                 86.27
   5/23/00           20.00                94.67                 71.42
   6/23/00           19.86               115.03                 86.92
   7/23/00           35.56               122.48                 97.02
   7/31/00           23.89               112.68                 80.82


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best of the Company's knowledge, the reports for all officers, directors and holders of more than ten percent of the Common Stock were timely filed during the year ended December 31, 1999.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of (i) the Common Stock of each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to beneficially own more than 5% of the Common Stock, (ii) the Common Stock and the common stock of Imperial Bancorp, the Company's indirect parent, of each of the Company's directors, director nominees and named executive officers, and (iii) the Common Stock and the common stock of Imperial Bancorp of each of the Company's directors and executive officers as a group. None of the Company's directors, director nominees or executive officers own any shares of Imperial Bancorp's 9.98% Series B Capital Securities Imperial Capital Trust I due 2026.


                                                                                           Of the Total
                                                                                         Number of Shares
                                                                                           Beneficially
                                                                                          Owned, Shares         Percent
                                                                     Total Amount of        Which May be       of Common
                                                                   Shares Beneficially     Acquired Within       Stock
Name                                 Title and Class of Security       Owned(a)(b)           60 Days (B)        Owned (B)
--------------------                 ---------------------------    ------------------     ---------------    ----------
PRINCIPAL STOCKHOLDERS:

Imperial Bank.......                 Company Common Stock             12,000,00(c)                 N/A             55.9%
   9920 South La Cienega Blvd.
   Inglewood, CA  90301
DIRECTORS AND EXECUTIVE OFFICERS:

   Thomas R. Evans..........         Company Common Stock             1,370,328(d)              1,370,328           6.0%
                                     Imperial Bancorp Common                    -                       -              *
                                     Stock
   Kenneth Stern............         Company Common Stock             3,194,252(e)                219,252          14.7%
                                     Imperial Bancorp Common              3,254(f)                  2,903              *
                                     Stock
   Brian W. Nocco...........         Company Common Stock               411,298                   411,098           1.9%
                                     Imperial Bancorp Common             13,263                         -              *
                                     Stock
   Andrew Cohan.............         Company Common Stock                93,750                    93,750              *
                                     Imperial Bancorp Common                  -                         -              *
                                     Stock
   Christos Cotsakos........         Company Common Stock                75,000                         -              *
                                     Imperial Bancorp Common                  -                         -              *
                                     Stock
   Norman P. Creighton......         Company Common Stock                 2,700                         -              *
                                     Imperial Bancorp Common         1,105,434(g)                 426,164           2.5%
                                     Stock
   George L. Graziadio, Jr..         Company Common Stock               90,000                     75,000              *
                                     Imperial Bancorp Common         4,647,294(h)                 640,373          10.3%
                                     Stock
   Vernon Loucks Jr.........         Company Common Stock               75,000                     75,000              *
                                     Imperial Bancorp Common                 -                          -              *
                                     Stock
   Lee E. Mikles............         Company Common Stock               77,000                     75,000              *
                                     Imperial Bancorp Common            74,239(i)                  52,778              *
                                     Stock
   Bruce S. Nelson..........         Company Common Stock              110,000                    110,000              *
                                     Imperial Bancorp Common                 -                          -              *
                                     Stock
DIRECTORS AND EXECUTIVE OFFICERS
   AS A GROUP  (13 individuals)      Company Common Stock            7,476,553                  4,390,853          28.9%
                                     Imperial Bancorp Common         4,738,050                    696,054          10.4%
                                     Stock

----------------

*  Less than 1%
(a)Except as indicated below, information with respect to beneficial ownership is based upon information furnished by each director or officer. Except as noted below, all directors and officers have sole voting and investment power over the shares beneficially owned by them.
(b)All shares of Common Stock subject to options currently exercisable or exercisable within 60 days after August 1, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.
(c)Based on information contained in its Schedule 13D, dated December 10, 1999, Imperial Bank beneficially owned 12,000,000 shares of the Company's common stock with sole power to vote and dispose of all such shares.
(d)Consists of 1,370,328 shares of the Company's common stock underlying presently exercisable options. For a discussion of Mr. Evans' options, see "Employment Agreements."
(e)Consists of 219,252 shares of the Company's common stock underlying presently exercisable options and 2,975,000 shares of the Company's common stock held by Beranson Holdings, Inc., a California corporation controlled by Kenneth Stern and his wife Michaella Stern (as joint tenants), with Lauren Stern (a minor and the daughter of Mr. Stern) as the only other stockholder. For a discussion of Mr. Stern's options, see "Employment Agreements."
(f)Consists of 1,749 shares of Imperial Bancorp common stock held by Beranson Holdings, Inc.; 1,154 shares of Imperial Bancorp common stock held by Kenneth Stern and Michaella Stern as joint tenants; and 352 shares held by Kenneth Stern through the Imperial Bank Employee Stock Ownership Plan.
(g)Consists of 426,164 shares of Imperial Bancorp's common stock underlying presently exercisable options; 678,054 shares directly held by Mr. Creighton; 380 shares held through the Imperial Bank Employee Stock Ownership Plan; 623 shares held through Imperial Bancorp's 401(k) Plan; and 213 shares held through Imperial Bancorp's Profit Sharing Plan.
(h)Consists of 640,373 shares of Imperial Bancorp's common stock underlying presently exercisable options; 897,400 shares directly held by Mr. Graziadio; 1,191 shares held through the Imperial Bank Employee Stock Ownership Plan; 611 shares held through Imperial Bancorp's 401(k) Plan; 127 shares held through Imperial Bancorp's Profit Sharing Plan; and 3,107,592 shares held by Graziadio Investment Company, a California limited partnership, of which the Graziadio Investment Corp. is the general partner. Mr. Graziadio is the controlling shareholder of Graziadio Investment Corp.
(i)Consists of 52,778 shares of Imperial Bancorp's common stock underlying presently exercisable options and 21,461 shares directly held by Mr. Mikles.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Imperial Bank and Beranson Holdings, Inc., a company affiliated with Kenneth Stern, the Company's President, have from time to time made advances to the Company to bridge temporary cash shortages and fund certain capital expenditures, particularly purchases of equipment and other technology required to support the expansion of the Company's relationship with the IRS and state income tax authorities. These advances were made under lines of credit from Imperial Bank and Beranson Holdings, Inc. in the combined amount of $2.8 million and were evidenced by promissory notes bearing interest at a floating rate equal to Imperial Bank's prime rate plus 2% per annum. The Company repaid the balance of all promissory notes outstanding, together with the accrued interest, prior to completing the initial public offering in November 1999.

      Since January 1, 1999, the Company has received the following advances from the Company's stockholders:

     o August 1999: $1,305,600 from Imperial Bank and $326,400 from Beranson Holdings, Inc.

     o October 1999: $560,000 from Imperial Bank and $140,000 from Beranson Holdings, Inc.

      In January 1998, Imperial Bank agreed to increase its ownership interest of U.S. Audiotex LLC, a California limited liability company (the "LLC"), from 20% to 80% by purchasing a 60% membership interest (or 75% of Beranson Holdings, Inc.'s membership interest) from Beranson Holdings, Inc. for $3,010,000, of which $2,510,000 was immediately payable to Beranson Holdings, Inc. The purchase price balance of $500,000 was payable according to the following structure:

      o In order to fund the LLC's cash flow needs, Imperial Bank made a capital contribution of $500,000 to the LLC, bearing interest at 10% per annum, in return for a preferred membership interest.

      o Imperial Bank's preferred membership interest was subject to mandatory redemption upon the formation of the Company.

      o Imperial Bank was obligated to forward any redemption payments it received from the Company to Beranson Holdings, Inc. as an additional payment for its purchase of the membership interest in the LLC.

      For accounting purposes, Imperial Bank's preferred membership interest was treated by the LLC as a loan from Beranson Holdings, Inc. to the LLC. Upon the Company's formation on August 24, 1999, the mandatory redemption of Imperial Bank's preferred membership interest was triggered and this "loan," including $82,000 of accrued interest, was repaid to Beranson Holdings, Inc. out of the proceeds of the advances made to the Company on that date by Imperial Bank and Beranson Holdings, Inc.

      Imperial Bank is one of the merchant banks the Company uses to process credit card transactions and perform traditional merchant credit card settlement services. The Company has an agreement with Imperial Bank in which Imperial Bank agrees to sponsor the Company as an independent service provider, and the Company agrees to use its best efforts to use Imperial Bank as a provider of credit card settlement services at customary market rates. Under the agreement with Imperial Bank for processing and settlement services, Imperial Bank is paid from the Company's sales revenues customary merchant discount fees usually charged for similar processing services, on a product by product basis as negotiated between the Company and Imperial Bank. Both parties have agreed to negotiate in good faith as to the discount per product. During 1999, the Company paid Imperial Bank approximately $2.1 million for performing these processing and settlement services, which represents 33% of the total merchant discount fees paid by the Company during that period. During 1999, the merchant discount fees paid by the Company to Imperial Bank ranged from 1.85% to 2.73% of the total amount paid by the consumer. The Company believes Imperial Bank is providing these services on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

      Imperial Bank has provided human resource services and other assistance to the Company. These services and assistance include payroll processing and benefits administration, including the administration of the Company's 401(k) plan and other benefit programs, and employee recruiting. Like all wholly-owned and majority-owned subsidiaries of Imperial Bank, the Company pays a pass-through charge, based on the total number of employees, for these services. During 1999, the Company paid Imperial Bank a fee of $33,000 for these services. The Company believes Imperial Bank is providing these services on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

      Imperial Bank guarantees the performance of the Company's obligations under six equipment leases. These leases are comprised of a master lease agreement with one lessor for five leases for various furniture and computer equipment and a separate lease agreement for network equipment. Imperial Bank will continue to guarantee the six leases until the leases expire.

      In August 1999, prior to his employment with the Company as Chief Financial Officer and in order to finance the purchase of a home in California in connection with his beginning employment with Imperial Bank, Brian W. Nocco received a $900,000 bridge loan from Imperial Bancorp, Imperial Bank's parent holding company. This loan required monthly interest payments at an annual interest rate of Prime plus 1% and was paid in full in May 2000.

      The Company was originally organized as the LLC. In anticipation of the initial public offering, the Company merged the LLC with and into a Delaware corporation, as a result of which all the assets and liabilities of the LLC were transferred to the corporation. Prior to the merger, Imperial Bank and Beranson Holdings, Inc. were the only members of the LLC and owned membership interests representing 80% and 20%, respectively, in the LLC. Upon the merger, Imperial Bank and Beranson Holdings, Inc. held a corresponding percentage ownership interest in the Company, with Imperial Bank owning 12,000,000 shares of the Company's common stock and Beranson Holdings, Inc. owning 3,000,000 shares of the Company's common stock. Upon consummation of the sale of 512,820 shares of the Company's common stock to E*TRADE Group, Inc. on November 5, 1999, the percentage ownership interests of Imperial Bank and Beranson Holdings Inc. in the Company were reduced to 77.4% and 19.3%, respectively.

      The Company has entered into an agreement with Bruce Nelson, one of the Company's directors, pursuant to which, among other things, Mr. Nelson provides services in connection with the Company's marketing and advertising campaign, analyst and other presentations and corporate positioning strategy. This agreement is renewable on a yearly basis and provides for an annual base salary of $50,000. In connection with his services, Mr. Nelson also received options to purchase 15,000 shares of the Company's common stock at an exercise price of $1.33 per share, as well as options to purchase 20,000 shares of the Company's common stock at $15.00 per share. These options will vest over three years, one-third of which will vest after the first year and the remaining two- thirds of which will vest in equal monthly installments over the remaining two years.

      Executive officers, directors and employees of the Company may utilize the Company's credit card payment services in order to pay federal, state and/or municipal tax or other obligations in the ordinary course of business, and the Company provides these persons a discount from the convenience fee charged to unaffiliated third parties utilizing similar services.

                           STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices not later than April 17, 2001 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2001 Proxy Statement and proxy.

      In order for proposals of stockholders submitted outside of Rule 14a-8 for consideration at the 2001 Annual Meeting to be considered "timely" for purposes of Rule14a-4(c) under the Exchange Act and the Company's Bylaws, such proposal must be delivered to or mailed and received at the Company's principal executive offices not less than 90 days prior to the date of such meeting and otherwise comply with the requirements set forth in the Bylaws. If a shareholder who wishes to present a proposal fails to timely notify the Company, the shareholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's Bylaws, the proposal is brought before the meeting, then under the Securities and Exchange Commission's proxy rules, the proxies solicited by management of the Company with respect to the 2001 Annual Meeting will confer discretionary authority with respect to the shareholder's proposal on the persons selected by management to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

      The Bylaws of the Company provide that no person (other than a person nominated by or on behalf of the Board of Directors) will be eligible to be elected a director at an annual meeting of stockholders unless a written notice that such person is to be nominated by a stockholder of the Company is given (either by personal delivery or by United States mail, postage prepaid) to the Secretary of the Company not less than 90 days prior to the date of that annual meeting. To be in proper written form a stockholder's notice must set forth information specified in the Bylaws about each nominee and the stockholder making the nomination. This notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected.

                               ANNUAL REPORT

      A copy of the Company's 1999 Annual Report was mailed to stockholders of the Company in May 2000. For persons who became stockholders of the Company after May 4, 2000, a copy of the Annual Report is being mailed concurrently (under separate cover) with this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and shall not be deemed solicitation material.

      STOCKHOLDERS MAY REQUEST A COPY OF THE ANNUAL REPORT, WITHOUT CHARGE, BY CONTACTING THE COMPANY'S SOLICITATION AGENT, INNISFREE M&A INCORPORATED, AT 501 MADISON AVENUE, NEW YORK, NEW YORK 10022 OR CALLING TOLL-FREE 1-888-750-5834.

                               OTHER MATTERS

      The Company's Board of Directors knows of no other matters that have been submitted for consideration at the Annual Meeting. If any other matters come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy intend to vote the shares they represent in accordance with their best judgment.




                       OFFICIAL PAYMENTS CORPORATION
                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             September 19, 2000


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Thomas R. Evans and Michael P. Presto, and either of them, the attorneys and proxies of the undersigned, each with full power of substitution, to appear and to vote all of the shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Official Payments Corporation (the "Corporation") registered in the name of the undersigned at the Annual Meeting of Stockholders of the Corporation which will be held at the Landmark Club, One Landmark Square, 22nd Floor, Stamford, Connecticut 06901 on September 19, 2000 at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes described in the accompanying Proxy Statement and, in their discretion, on all other matters which properly come before the meeting.

Upon being returned, signed and dated, all shares represented by this proxy will be voted as indicated by the shareholder below. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH BELOW. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

              (Please vote and sign on the other side)




                         Please date, sign and mail
                 your proxy card back as soon as possible!

                       Annual Meeting of Stockholders
                       OFFICIAL PAYMENTS CORPORATION

                             September 19, 2000

A [X]
Please mark your votes as in this example.



                                   FOR ALL             WITHHOLD
                                  NOMINEES             AUTHORITY
                                   LISTED             to vote all
                              (except as marked     nominees listed
                               to the contrary
                                   below)
1.    Election of Directors          [ ]                  [ ]




Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided here

___________________________________




Nominees:   Andrew Cohan
            Christos M. Cotsakos
            Norman P. Creighton
            Thomas R. Evans
            George L. Graziadio, Jr.
            Vernon R. Loucks Jr.
            Lee E. Mikles
            Bruce S. Nelson
            Kenneth Stern

                                     FOR          AGAINST      ABSTAIN
2.    TO APPROVE AN AMENDMENT       [       ]    [       ]    [       ]
TO THE CORPORATION'S 1999 STOCK
INCENTIVE PLAN, AS AMENDED,
INCREASING THE AGGREGATE
NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE
PURSUANT TO THE EXERCISE OF STOCK OPTIONS GRANTED UNDER
SUCH PLAN FROM 6,900,000 (6,000,000 shares for employees and consultants and 900,000 shares for directors, respectively) TO 7,650,000 (6,750,000 shares for employees and consultants and 900,000 shares for directors, respectively).

                                      FOR         AGAINST      ABSTAIN
3.    TO RATIFY THE SELECTION       [      ]    [       ]    [       ]
OF THE FIRM OF KPMG LLP AS
INDEPENDENT AUDITORS FOR
THE FISCAL YEAR ENDING DECEMBER
31, 2000.


4. IN THEIR DISCRETION, ON ALL OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED (NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES). IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED, AND THE UNDERSIGNED RESERVES THE RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON.

                                    I WILL  [       ]     WILL NOT  [       ]
                                                          attend the meeting

Signature_________________  Signature________________Dated:________, 2000

IMPORTANT: Please sign exactly as your name appears on the share certificates, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, a duly authorized officer should sign the full corporate name; if a partnership, a duly authorized person should sign in the partnership's name.





                       OFFICIAL PAYMENTS CORPORATION
                         1999 STOCK INCENTIVE PLAN
                     (AS AMENDED THROUGH JUNE 2, 2000)


SECTION 1. PURPOSE.

     The purpose of the Official Payments Corporation 1999 Stock Incentive Plan (the "Plan") is to enable Official Payments Corporation (the "Company") to attract, retain and reward certain persons providing valuable service to the Company to strengthen the existing mutuality of interests between such individuals and the Company's stockholders by offering to such eligible persons an equity interest in the Company through the grant of options ("Options" or "Stock Options") to purchase shares of the Company's common stock, par value $.01 per share ("Common Stock") at a specified price per share ("Exercise Price").

SECTION 2. TYPES OF OPTIONS.

     2.1 The Plan provides for the grant of Incentive Stock Options and Non-Qualified Stock Options. An "Incentive Stock Option" is a Stock Option that is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (the "Code"). A "Non-Qualified Stock Option" is a Stock Option that that does not qualify as an "incentive stock option" under Section 422 of the Code.

     2.2 Incentive Stock Options and Non-Qualified Stock Options may be granted to key employees of the Company. Outside Directors (as defined below) and Consultants (as defined below) may only be granted Non-Qualified Stock Options under this Plan. For purposes of this Plan, the term "Outside Director" shall mean a director of the Company who is not an officer or employee of the Company, Imperial Bank or U.S. Audiotex, Inc., or any affiliated companies thereof; provided, however, that George L. Graziadio, Jr. shall be deemed to be an Outside Director. For purposes of this Plan, the term "Consultant" shall mean a consultant or other independent advisor to the Company.

SECTION 3. ADMINISTRATION.

     3.1 The Plan shall be administered by the Company's Board of Directors ("Board" or the "Board of Directors") and a committee composed of two or more Outside Directors of the Board as the Board shall designate (the "Committee"); provided, however, the Plan shall be administered by the Board of Directors with respect to all Stock Options granted to Outside Directors. The members of the Committee shall serve at the pleasure of the Board.

     3.2 For purposes of this Plan, the term "Granting Authority" shall mean: (i) the Board of Directors, with respect to Stock Options granted to Outside Directors and (ii) the Committee, with respect to Stock Options granted to key employees and Consultants. The Granting Authority shall have the following authority with respect to Options granted under this Plan: to grant Stock Options to persons eligible to receive them under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Options granted by it under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Granting Authority shall have full authority and discretion to make the following determinations with respect to the Options granted under this Plan:

          (a) to determine whether and to what extent Incentive Stock Options and/or Non-Qualified Stock Options will be granted to an eligible key employee hereunder;

          (b) to select the key employees, Consultants and Outside Directors to whom Options will be granted;

          (c) to determine the number of shares of Common Stock to be covered by each Option granted hereunder (subject to the limitations contained in the Plan);

          (d) to determine the Exercise Price, vesting schedule and all other terms and conditions of any Stock Option granted hereunder;

          (e) to determine the "Fair Market Value" of a share of Common Stock on a given date. For purposes of this Plan and all Options granted hereunder, the term "Fair Market Value" shall mean: (i) the average of the highest and lowest reported sales prices on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Common Stock are listed or admitted to trading; or (ii) if the Common Stock is not listed or admitted to trading on any such exchange, the average of the bid and offered prices quoted with respect to a share of Common Stock on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Granting Authority, then in use; or
     (iii) if neither Section 3.2(e)(i) or (ii) is applicable, the Fair Market Value of a share of Common Stock shall be determined by the Granting Authority in such manner as it shall deem appropriate;

          (f) to provide that the shares of Common Stock received upon the exercise of a Stock Option shall be subject to a Right of First Refusal (described in Section 8 hereof) pursuant to which the option holder shall be required to offer to the Company any shares that the option holder wishes to sell, subject to such terms and conditions as the Granting Authority may specify; and

          (g) to amend the terms of any Option, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the option holder without his or her written consent.

     3.3 The Committee shall grant and administer all Options under the Plan in a manner designed to preserve the deductibility of the compensation resulting from such Options in accordance with Section 162(m) of the Code. The Committee shall have discretion to modify the terms of an Option granted hereunder only to the extent that the exercise of such discretion would not cause the Option to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

     3.4 All determinations made by the Granting Authority pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all participants in the Plan.

SECTION 4. STOCK SUBJECT TO PLAN.

     4.1 The total number of shares of Common Stock which may be issued under the Plan shall be 7,650,000, of which 6,750,000 shall be available for the grant of Stock Options to key employees and Consultants and 900,000 shall be available for the grant of Stock Options to Outside Directors (all subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares.

     4.2 To the extent an Option granted under this Plan terminates without the issuance of shares, the shares subject to such Option shall again be available for grant pursuant to an Option under the Plan. Shares of Common Stock equal in number to the shares withheld in payment of the Exercise Price, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liabilities, shall not count against the above limit, and shall again be available for grant pursuant to an Option under this Plan.

     4.3 No key employee shall be granted Stock Options with respect to more than 1,950,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 4.4).

     4.4 In the event of any merger, reorganization, consolidation, sale of substantially all the Company's assets, recapitalization, stock dividend, stock split, spin-off split-up, split-off distribution of assets or other change in the Company's corporate structure affecting the shares of the Company's Common Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares of Common Stock reserved for issuance under the Plan, the number of shares as to which Options may be granted to any individual in any calendar year and the number and type of shares subject to outstanding Options; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Option.

SECTION 5. ELIGIBILITY.

     5.1 Key employees of the Company, including those key employees who are officers and/or directors of the Company, are eligible to be granted Options under the Plan. The Committee, in its sole discretion, may select the key employees who are granted Options under this Plan.

     5.2 Consultants who provide service to the Company are eligible to be granted Options under the Plan. The Committee, in its sole discretion, may select the Consultants to be granted Options under the Plan, and the terms and conditions of the Options to such Consultants.

     5.3 All Outside Directors of the Company shall be eligible to be granted Options under the Plan. The terms and conditions of the Options granted to Outside Directors shall be determined by the Board of Directors.

SECTION 6. STOCK OPTIONS.

     6.1 The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto (which may be granted only to key employees); and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     6.2 The maximum number of shares of Common Stock that may be issued under Options intended to be Incentive Stock Options shall be 3,000,000 shares.

     6.3 All Stock Options granted under this Plan and the terms and conditions of such Stock Option Options shall be evidenced by a written stock option agreement ("Stock Option Agreement") between the option recipient and the Company.

     6.4 Each Stock Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Granting Authority shall determine.

          (a) Exercise Price. The Exercise Price of each Stock Option granted hereunder will be determined by the Granting Authority at the time of grant and such Exercise Price will be specified in the Stock Option Agreement. Except as provided in Section 6.5 or Section 11, the Exercise Price of a Stock Option may be less than the Fair Market Value of a share of Common Stock subject to the Stock Option on the date of grant.

          (b) Vesting and Exercisability of Stock Option. Unless otherwise provided by the Granting Authority in the Stock Option Agreement, a Stock Option granted to a key employee, Consultant or Outside Director shall become vested and exercisable over a three-year period as follows:

               (i) effective on the first anniversary of the date of grant, the Stock Option shall first become vested and exercisable with respect to a maximum of one-third (1/3) of the total shares of Common Stock subject to the Stock Option when granted; and

               (ii) thereafter, effective commencing on the last day of the first calendar month immediately succeeding the first anniversary of the Stock Option's date of grant and continuing on the last day of each of the next immediately succeeding twenty-three (23) calendar months, the Stock Option shall become vested and exercisable with respect to one-twenty-fourth (1/24th) of the total number of shares of Common Stock subject to the Stock Option which did not become vested and exercisable on the first anniversary of the date of grant; provided, however, a Stock Option shall immediately become 100% vested and exercisable upon the option recipient's death or Disability (as defined below).

          (c) Option Term. Subject to the provisions of Section 6.5 applicable to Options that are intended to be Incentive Stock Options, the period during which a Stock Option granted hereunder may be exercised shall commence on the date specified by the Granting Authority in the Stock Option Agreement and shall expire on the date specified in the Stock Option Agreement; provided, however, that the term of the Option shall expire on the earliest to occur of:

               (i) the close of business on the last day of the three-month period commencing on the date of the option holder's termination of employment or service, other than on account of death, Disability, or a Termination for Cause (as defined below);

               (ii) the close of business on the last day of the one-year period commencing on the date of the option holder's termination of employment or service due to death or Disability;

               (iii) the date and time when the option holder's employment or service ceases due to a Termination for Cause; and

               (iv) the day immediately preceding the tenth anniversary of the date the Stock Option was granted.

          (d) Defined Terms. Unless otherwise provided by the Granting Authority in the Stock Option Agreement, the following terms shall have the following meanings for purposes of the Plan:

               (i) "Disability" shall mean a condition of total incapacity, mental or physical, for further performance of duty with the Company, which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

               (ii) "Termination for Cause" shall mean with respect to an employee or Consultant, as the case may be, that the employee's employment with, or Consultant's service to, the Company has been terminated as a result of the determination by the Board of Directors that such employee or Consultant has committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or has deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the employee or Consultant has made an unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to breach any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company. Notwithstanding the foregoing, if an employee or Consultant is a party to an employment agreement or a consulting agreement governing the terms of his employment or consultancy and such agreement contains a definition of "termination for cause" or a definition of an equivalent term, then for purposes hereof, the term "termination for cause" shall have the meaning ascribed to it in such agreement.

               (iii) "Termination for Cause" shall mean with respect to an Outside Director, that the service of such Director on the Company's Board of Directors has been terminated due to a "removal for cause" determined in accordance with the Company's By-Laws.

          (e) Effect of Termination for Cause. No Stock Option granted hereunder, whether or not previously exercisable, shall be exercised after the date and time on which the option holder's employment or service with the Company is terminated in a Termination for Cause.

          (f) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Term by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the Exercise Price. Unless otherwise provided by the Granting Authority in the Stock Option Agreement, payment of the Exercise Price may be made in the following manner: (i) in United States dollars by certified check, money order or bank draft made payable to the order of Official Payments Corporation; (ii) delivery of shares of Common Stock that have been owned by the optionee for at least six months; (iii) a cashless exercise (which may be either (A) a broker-assisted cash exercise effected in accordance with rules adopted by the Granting Authority or
     (B) a direction to the Company to withhold shares of Common Stock, otherwise deliverable to the option holder with respect to the Option, having a Fair Market Value on the date of exercise equal to the Option's Exercise Price); or (iv) in any combination of the foregoing.

          (g) No Stockholder Rights. An optionee shall not have rights to dividends or any of the other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid the Exercise Price for such shares.

          (h) Non-transferability. Unless otherwise provided by the Granting Authority in a Stock Option Agreement, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

     6.5 A Stock Option granted to a key employee hereunder that is designated by the Granting Authority to be an Incentive Stock Option shall be subject to the following limitations:

          (a) A Stock Option granted to a key employee under this Plan will not be considered an Incentive Stock Option to the extent that such Stock Option, together with any earlier Stock Option granted to such employee under this or any other plan of the Company that is intended to be Incentive Stock Option, permits the exercise for the first time in any calendar year of shares of Common Stock having a Fair Market Value in excess of $100,000 (determined at the time of grant);

          (b) The Exercise Price of an Incentive Stock Option granted to a key employee who, at the time the Stock Option is granted, owns shares of Common Stock comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a share, and if a Stock Option designated as an Incentive Stock Option is granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

          (c) The term of an Incentive Stock Option granted to a key employee who, at the time the Option is granted, owns shares comprising more than 10% of the total combined voting power of all classes of Common Stock of the Company, shall expire no later than the fifth anniversary of the date on which the Stock Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an option term that does not satisfy this requirement, the term of the Option shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

          (d) An Incentive Stock Option that is exercised during its designated term but more than:

               (i) three (3) months after the termination of employment with the Company, a parent or a subsidiary (other than on account of disability within the meaning of Section 22(e)(3) of the Code) of the key employee to whom it was granted; and

               (ii) one (1) year after such individual's termination of employment with the Company, a parent or a subsidiary due to disability (within the meaning of Section 22(e)(3) of the Code);

               (iii) may be exercised in accordance with the terms but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

          (e) Unless prior written notice is given to the Committee, no individual shall dispose of shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the shares of Common Stock were acquired.

SECTION 7. TAX WITHHOLDING.

     7.1 Each key employee who has been granted a Non-Qualified Stock Option under this Plan shall be required to make arrangements satisfactory to the Granting Authority regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld upon the exercise of such Option. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

     7.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any Options hereunder, satisfied by (i) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the Option or (ii) delivering to the Company shares of previously acquired Common Stock that has been owned by the option holder for at least six months.


     7.3 Each Outside Director and Consultant shall be solely responsible for the payment of all tax obligations resulting from the exercise of any Non-Qualified Stock Option granted to such Outside Director or Consultant under this Plan.

SECTION 8. RIGHT OF FIRST REFUSAL.

     8.1 In the event that an option recipient who has received shares of Common Stock through the exercise of a Stock Option granted under this Plan (hereinafter, a "Selling Stockholder") proposes to sell, pledge or otherwise transfer to a third party any of such shares, the Company shall have the Right of First Refusal (as set forth in this Section 8) with respect to all (and not less than all) of such shares. The Selling Stockholder shall give a written notice to the Company describing the proposed transfer which shall include the number of shares proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee ("the Transferee") and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws (hereinafter such notice shall be referred to as the "Transfer Notice"). The Transfer Notice shall be signed by both the Selling Stockholder and the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all, and not less than all, of the shares of the Company's Common Stock on the terms described in the Transfer Notice (subject, however, to any change in such terms permitted under Section 8.2 below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company's rights under this Section 8.1 shall be freely assignable, in whole or in part.

     8.2 If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Selling Stockholder may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Selling Stockholder is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Selling Stockholder, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Section 8.1 above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

     8.3 In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any shares subject to this
Section 8 or into which such shares thereby become convertible shall immediately be subject to this Section 8. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the shares subject to this Section 8.

     8.4 In the event that the Company's Common Stock is readily tradable on an established securities market when the Selling Stockholder desires to transfer shares, the Company shall have no Right of First Refusal, and the Selling Stockholder shall have no obligation to comply with the procedures prescribed by Sections 8.1 and 8.2 above.

SECTION 9. AMENDMENTS AND TERMINATION.

     The Board of Directors may discontinue the Plan at any time and may amend it from time to time No amendment or discontinuation of the Plan shall adversely affect any Option previously granted without the option holder's written consent. Amendments may be made without stockholder approval except as required to satisfy the requirements of Section 422 of the Code, with respect to Incentive Stock Options, Section 162(m) of the Code, with respect to performance-based compensation, or the rules and regulations of any stock exchange on which the shares of the Company's Common Stock are then currently traded or listed.

SECTION 10. CHANGE OF CONTROL.

     10.1 Unless otherwise specified by the Granting Authority in the Stock Option Agreement, in the event of a Change of Control (as defined below) all outstanding Stock Options granted under the Plan shall become fully exercisable.

     10.2 A "Change of Control" shall be deemed to occur on:

          (a) the date on which any "person" within the meaning of Section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Rules promulgated thereunder, other than Imperial Bank, Imperial Bancorp, Inc., any affiliate or subsidiary thereof, acquires "beneficial ownership" within the meaning of Rule 13d-3 of the Exchange Act, directly or indirectly, of securities issued by the Company representing 35% or more of the total combined voting power of all classes of the Company's then-outstanding securities;

          (b) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation where either: (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not "beneficially own" within the meaning of Rule 13d-3 of the Exchange Act, immediately after the merger or consolidation, 50% or more of the total combined voting power of all classes of the Company's then-outstanding securities or (ii) where the members of the Company's Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Company's Board of Directors; or

          (c) the date of approval by the stockholders of the Company of an agreement providing for the sale or other disposition of 50% of the assets of the Company;

provided, however, in no event shall an underwritten initial public offering of the shares of the Company's Common Stock registered under the Securities Act of 1933, as amended, in which the gross proceeds to the Company exceed $30,000,000 constitute a "Change of Control."

SECTION 11. SPECIAL RULES APPLICABLE TO CERTAIN STOCK OPTIONS.

     Prior to the date that the shares of the Company's Common Stock are listed or traded on a national securities exchange, any grant of a Stock Option under this Plan to a California resident shall comply with the requirements of Section 25110 of the California Corporate Securities Law Code (the "Code") and the regulations promulgated thereunder (or any successor statutory or regulatory provisions), unless exempt therefrom pursuant to Section 25102 (or any successor provision) or any other exemptions provided in the Code, as amended from time to time.

SECTION 12. GENERAL PROVISIONS.

     12.1 Each Option under the Plan shall be subject to the requirement that, if at any time the Granting Authority shall determine that (i) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or
(iii) an agreement by the recipient of an Option with respect to the disposition of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Option or the issuance, purchase or delivery of Common Stock thereunder, such Option shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Granting Authority.

     12.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any Option hereunder shall confer upon any employee of the Company any right to continued employment, and no Option shall confer upon any Outside Director or Consultant any right to continued service as a director or consultant or other independent advisor to the Company, as the case may be.

     12.3 Determinations by the Granting Authority under the Plan relating to the form, amount, and terms and conditions of Options need not be uniform, and may be made selectively among persons who receive or are eligible to receive Options under the Plan, whether or not such persons are similarly situated.

     12.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 13. EFFECTIVE DATE OF PLAN.

     13.1 The provisions of the Plan became effective on August 24, 1999, the date that the Plan was adopted by the Company's Board of Directors and approved by its shareholders.

     13.2 No Stock Option may be granted under this Plan after August 24,
2009.

SECTION 14. GOVERNING LAW.

     The Plan shall be construed, administered and enforced according to the laws of the State of California without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.

SECTION 15. EXECUTION.

     Execution to record the amendment of this Plan to incorporate Amendment No. 3 thereto, the Company has caused its authorized officer to execute the same.


                                       OFFICIAL PAYMENTS CORPORATION



                                       By /s/ Thomas R. Evans
                                          -------------------
                                          Thomas R. Evans
                                          Chairman and Chief
                                          Executive Officer